LIANG FANG PHARMACEUTICALS CO., LTD.
AND COMBINED AFFILIATE
COMBINED FINANCIAL STATEMENTS
June 30, 2006

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS

CONTENTS

Combined Financial Statements:

Combined Balance Sheet - June 30, 2006 (Unaudited)	F-2

Combined Statements of Operations (Unaudited)
For the six months ended June 30, 2006 and 2005	F-3

Combined Statements of Cash Flows (Unaudited)
For the six months ended June 30, 2006 and 2005	F-4

Notes to Unaudited Combined Financial Statements	F-5 to F-13

LIANG FANG PHARMACEUTICALS CO., LTD AND COMBINED AFFILIATE
COMBINED BALANCE SHEET
June 30, 2006
(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$649,314
Accounts receivable, net of allowance for doubtful accounts of $113,033	2,148,046
Inventories	9,094,713
Prepaid expenses and other	328,540

Total Current Assets	12,220,613

PROPERTY AND EQUIPMENT - Net	5,874,705

OTHER ASSETS
Intangible assets, net of accumulated amortization	280,294
Due from related parties	2,519,522

Total Assets	$20,895,134

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$805,624
Income tax payable	24,915
Advances from customers	106,466
Other current payables	73,299
Unearned revenue	524,473
Due to related parties	1,018,230

Total Current Liabilities	2,553,007

LONG-TERM LIABILITIES:
Notes payable - related parties	8,063,804

Total Liabilities	10,616,811

MEMBERS' EQUITY:
Members' equity	6,013,103
Retained earnings	4,021,624
Other comprehensive gain - foreign currency	243,596

Total Members' Equity	10,278,323

Total Liabilities and Members' Equity	$20,895,134

See notes to unaudited combined financial statements

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
COMBINED STATEMENTS OF OPERATIONS

	For the Six Months Ended
	June 30,
	2006	2005
	(Unaudited)	(Unaudited)

NET REVENUES
Tangible products	$13,764,135	$8,748,753
Other revenues	1,647,666	-

Total Revenues	15,411,801	8,748,753

COST OF SALES	11,264,121	7,118,851

GROSS PROFIT	4,147,680	1,629,902

OPERATING EXPENSES:
Selling expenses	476,746	125,360
Salaries and employee benefits	567,548	145,859
Research and development	-	996,681
General and administrative	669,848	343,872

Total Operating Expenses	1,714,142	1,611,772

INCOME FROM OPERATIONS	2,433,538	18,130

OTHER INCOME (EXPENSE):
Other income	635,881	1,512,267
Interest income	188	51
Interest expense	(205,253)	-

Total Other Income	430,816	1,512,318

INCOME BEFORE INCOME TAXES	2,864,354	1,530,448

INCOME TAXES	-	1,843

NET INCOME	$2,864,354	$1,528,605

See notes to unaudited combined financial statements

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2006	2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,864,354	$1,528,605
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	288,019	212,099
Allowance for doubtful accounts	67,195	13,292
Changes in assets and liabilities:
Accounts receivable	(1,275,356)	(25,947)
Inventories	(2,110,214)	318,314
Prepaid and other current assets	(156,607)	121,107
Other assets	-	29,693
Accounts payable and accrued expenses	442,579	26,832
Other current payable	(44,780)	128,856
Income tax payable	18,860	(2,630)
Unearned revenue	307,119	(65,814)
Advances from customers	(79,874)	(56,849)

NET CASH PROVIDED BY OPERATING ACTIVITIES	321,295	2,227,558

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in due from related parties	501,853	(2,840,274)
Purchase of property and equipment	-	(11,194)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	501,853	(2,851,468)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on related party advances	(338,028)	-
Proceeds from related party advances	-	1,376,855

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(338,028)	1,376,855

EFFECT OF EXCHANGE RATE ON CASH	3,260	(67)

NET INCREASE IN CASH	488,380	752,878

CASH - beginning of year	160,934	84,657

CASH - end of period	$649,314	$837,535

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$205,253	$-
Income taxes	$-	$1,843

See notes to unaudited combined financial statements.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Liang Fang Pharmaceuticals Co. Ltd. (the “Company”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China on June 21, 2000. The Company is engaged in the production, trade and retailing of pharmaceuticals. Further, the Company is focused on development of innovative medicines and investing strategic growth to address various medical needs for patients worldwide. The Company’s operations are based in Beijing, China.

The Company owns and operates several drug stores throughout Beijing, China. These drugstores sell Western and traditional Chinese drinking pieces, and medical treatment facilities.

The Company’s affiliate, Beijing Enzejiashi Pharmaceutical Co., Ltd. (“Enzejiashi”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China on September 17, 1999. Enzejiashi is the sole manufacturer of pharmaceuticals for the Company and maintains facilities for the production of medicines, patented Chinese medicine, as well as the research and production of other new medicines.

As a material subsequent event, on September 6, 2006, the Company entered various agreements with Lotus Pharmaceutical International, Inc. (“Lotus”) whereby the shareholders of the Company transferred all operating, voting and control to Lotus. Lotus was incorporated under the laws the State of Nevada on August 28, 2006 to develop and market pharmaceutical products in the People's Republic of China (“PRC” or “China”) The acquisition of the Company by Lotus will be accounted for as a reverse merger because on a post-merger basis, the members of the Company held a majority of the outstanding common stock of Lotus on a voting and fully-diluted basis. As a result, the Company is deemed to be the acquirer for accounting purposes (see Note 9 - Subsequent Events).

Additionally, on September 6, 2006, Lotus entered into a definitive Share Exchange Agreement with S.E. Asia Trading Company, Inc. and Subsidiary (“SEAA”), whereby SEAA would acquire all of the outstanding common stock of Lotus in exchange for newly-issued stock of SEAA to Lotus’ shareholders.  On September 28, 2006 (the closing date), Lotus became a wholly-owned subsidiary of SEAA and Lotus’ shareholders own the majority of SEAA’s voting stock. The acquisition of Lotus by SEAA will be accounted for as a reverse merger because on a post-merger basis, the former shareholders of Lotus held a majority of the outstanding common stock of SEAA on a voting and fully-diluted basis. As a result, the Company is deemed to be the acquirer for accounting purposes (see Note 9 - Subsequent Events).

Basis of presentation

The combined financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The combined financials statements of the Company include the accounts of its affiliate, Beijing Enzejiashi Pharmaceutical Co., Ltd which are under common control. All significant inter-company balances and transactions have been eliminated.

The combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim period are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 2005 and notes. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results for the full calendar year ending December 31, 2006.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2006 include the allowance for doubtful accounts, the useful life of property and equipment and intangible assets.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the combined statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At June 30, 2006, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $113,033.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the six months ended June 30, 2006.

Advances from customers

Advances from customers at June 30, 2006 of $106,466 consist of prepayments from third party customers to the Company for merchandise that had not yet shipped. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in China. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Shipping costs

Shipping costs are included in cost of sales and totaled approximately $127,000 and $116,000 for the six months ended June 30, 2006 and 2005, respectively.

Advertising

Advertising is expensed as incurred. Advertising expenses for the six months ended June 30, 2006 and 2005 totaled approximately $45,900 and $70, respectively.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). The financial statements of the Company are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2006 was $3,260.

Research and development

Research and development costs are expensed as incurred and included in operating expenses. These costs primarily consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties. Research and development costs for the six months ended June 30, 2006 and 2005 was $ 0 and $996,681, respectively.

NOTE 2 - INVENTORIES

At June 30, 2006, inventories consisted of the following:

Raw materials	$2,004,983
Packaging materials	66,600
Finished goods	7,023,130
$9,094,713

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 3 - PROPERTY AND EQUIPMENT

At June 30, 2006, property and equipment consist of the following:

	Useful Life
Office equipment and furniture	5-8 Years	$131,908
Manufacturing equipment	10 - 15 Years	4,597,383
Building and building improvements	20 - 40 Years	2,329,341
		7,058,632

Less: accumulated depreciation		(1,183,927)

		$5,874,705

For the six months ended June 30, 2006 and 2005, depreciation expense amounted to approximately $196,000 and $124,000.

NOTE 4 - INTANGIBLE ASSETS

At June 30, 2006, the Company holds manufacturing rights for two drugs. The manufacturing rights issued are in connection with the Company’s products Valsartan and Brimonidine. The manufacturing right for Valsartan became effective in November 2000 and has a life of 6.5 years. The manufacturing right for Brimonidine became effective on August 27, 2005 and has a life of 5 years.

At June 30, 2006, intangible assets consist of the following:

Manufacturing rights	$1,084,868
Less: accumulated amortization	(804,574)

$280,294

Amortization expense amounted to approximately $92,000 and $88,000 for the six months ended June 30, 2006 and 2005.

Amortization expense attributable to future periods is as follows:

Year ending June 30:
2007	$151,146
2008	74,939
2009	54,209

$280,294

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 5 - RELATED PARTY TRANSACTIONS

Due from related parties

As of June 30, 2006, the combined financial statements include balances and transactions with related parties. At June 30, 2006, the Company had a receivable from affiliated entity owned by an officer of the Company amounting to $2,519,522. These advances were payable on demand and were personally guaranteed by the officer.

Due to related parties

The President of the Company, from time to time, provided advances to the Company for operating expenses. At June 30, 2006, the Company had a net payable to the President of the Company amounting to $303,333. These advances are short-term in nature and non-interest bearing.

At June 30, 2006, the Company’s vice president and director provided advances to fund the operations of the Company amounting to $533,165. The advances are non-interest bearing and payable on demand.

At June 30, 2006, an officer of the Company provided advances to the Company for operating expenses amounting to $181,732. The advances are non-interest bearing and payable on demand.

Notes payable - related parties

Notes payable - related parties consisted of the following at June 30, 2006:

Note to Song Guoan, officer and director, due on December 30, 2015 with variable annual interest at 80% of current bank rate (4.80% at June 30, 2006), and unsecured	$1,836,008

Note to Zheng Gui Xin, employee, due on December 30, 2015 with with variable annual interest at 80% of current bank rate (4.80% at June 30, 2006), and unsecured	1,411,978

Note to Ma Zhao Zhao, employee, due on December 30, 2015 with variable annual interest at 80% of current bank rate (4.80% at June 30, 2006), and unsecured	565,494

Note to Liu Zong Yi, officer and director, due on December 30, 2015 with variable annual interest at 80% of current bank rate (4.80% at June 30, 2006), and unsecured	1,252,760

Note to Song Zheng Hong, officer and director, due on December 30, 2015 with variable annual interest at 80% of current bank rate (4.80% at June 30, 2006), and unsecured	2,997,564

Total notes payable - related parties, long term	$8,063,804

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company is governed by the Income Tax Law of the People’s Republic of China.

The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates and other measures. Since 2002, the Company has been entitled to income tax exemptions and for a six-year period and was exempted from substantially all of its income tax in the 2006 and 2005 period.

NOTE 7 - OTHER INCOME

During the six months ended June 30, 2005, the Company recorded other income of $1,206,782 related to the sale of a patent to a third party for a drug formula that it had developed.

The Company leased retail and counter space to various vendors on a short-term basis. For the six months ended June 30, 2006 and 2005, the Company recorded rental income of $337,345 and $305,485, respectively.

During the six months ended June 30, 2006, the Company recorded other income of $298,536 related to the lease of billboard advertising space to vendors on a short term basis.

NOTE 8 - OPERATING RISK

(a) Country risk

Currently, the Company’s revenues are primarily derived from the sale of pharmaceutical products to customers in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b) Products risk

In addition to competing with other manufacturers of disinfectant product offerings, the Company competes with larger Chinese companies who may have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These Chinese companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 9 - SUBSEQUENT EVENT

On September 6, 2006, the Company entered various agreements with Lotus Pharmaceutical International, Inc. (“Lotus”) whereby, the shareholders of the Company transferred all operating, voting and control to Lotus. Lotus was incorporated under the laws the State of Nevada on August 28, 2006 to develop and market pharmaceutical products in the People's Republic of China (“PRC” or “China”).  PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, Lotus will operate its pharmaceutical business in China through the Company. Lotus has contractual arrangements with the Company and its shareholders pursuant to which Lotus will provide technology consulting and other general business operation services to the Company. Through these contractual arrangements, Lotus also has the ability to substantially influence the Company’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable Lotus to control the Company, Lotus is considered the primary beneficiary of the Company.

On September 6, 2006 the Company entered into the following contractual arrangements:

Consulting Services Agreement. Pursuant to the exclusive consulting services agreements between Lotus and the Company, Lotus has the exclusive right to provide to the Company general pharmaceutical business operations services as well as consulting services related to the technological research and development of pharmaceutical products as well as general business operation advice and strategic planning (the “Services”). Under this agreement, Lotus owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. The Company pays a quarterly consulting service fees in Renminbi (“RMB”) to Lotus that is equal to the Company’s net profits, as defined, for such quarter.

Operating Agreement. Pursuant to the operating agreement among Lotus, the Company and the shareholders of the Company, who collectively hold all of the outstanding shares of the Company (collectively “Lotus East’s Shareholders”), Lotus provides guidance and instructions on the Company’s daily operations, financial management and employment issues. The shareholders of Lotus East must designate the candidates recommended by Lotus as their representatives on Lotus East’s board of directors. Lotus has the right to appoint senior executives of the Company. In addition, Lotus agrees to guarantee the Company’s performance under any agreements or arrangements relating to the Company’s business arrangements with any third party. The Company, in return, agrees to pledge its accounts receivable and all of its assets to Lotus. Moreover, the Company agrees that without the prior consent of Lotus, the Company will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of the Company, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is ten (10) years from September 6, 2006 and may be extended only upon Lotus’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

LIANG FANG PHARMACEUTICALS CO., LTD. AND COMBINED AFFILIATE
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 9 - SUBSEQUENT EVENT (continued)

Equity Pledge Agreement. Under the equity pledge agreement between the shareholders of Lotus East and Lotus, the shareholders of Lotus East pledged all of their equity interests in the Company to Lotus to guarantee the Company’s performance of its obligations under the technology consulting agreement. If the Company or Lotus East’s Shareholders breaches its respective contractual obligations, Lotus, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Lotus East’s Shareholders also agreed that upon occurrence of any event of default, Lotus shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Lotus East’s Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Lotus may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The shareholders of Lotus East agreed not to dispose of the pledged equity interests or take any actions that would prejudice Lotus’ interest. The equity pledge agreement will expire two (2) years after the Company’s obligations under the exclusive consulting services agreements have been fulfilled.

Option Agreement.  Under the option agreement between the shareholders of Lotus East and Lotus, the shareholders of Lotus East irrevocably granted Lotus or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Lotus East for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Lotus or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from September 6, 2006 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement. Pursuant to the proxy agreement among Lotus and Lotus East’s Shareholders, Lotus East’s Shareholders agreed to irrevocably grant a person to be designated by Lotus with the right to exercise Lotus East’s Shareholders’ voting rights and their other rights, including the attendance at and the voting of Lotus East’s Shareholders’ shares at the shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of Lotus East. The term of this Proxy Agreement is ten (10) years from September 6, 2006 and may be extended prior to its expiration by written agreement of the parties.

On September 6, 2006, Lotus entered into a definitive Share Exchange Agreement with S.E. Asia Trading Company, Inc. and Subsidiary (“SEAA”), whereby SEAA would acquire all of the outstanding common stock of Lotus in exchange for newly-issued stock of SEAA to Lotus’ shareholders.  On September 28, 2006 (the closing date), Lotus became a wholly-owned subsidiary of SEAA and Lotus’ shareholders own the majority of SEAA’s voting stock.